SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2017, the board of directors (the “Board”) of Citizens, Inc. (the “Company”) approved the entry into a form of indemnification agreement (each, an “Indemnification Agreement”) with each of its executive officers and directors (each, an “Indemnitee”). Among other things, consistent with the Company’s bylaws, pursuant to the Indemnification Agreements, the Company has agreed to indemnify and advance expenses and costs incurred by each Indemnitee in connection with any threatened, pending or completed action, suit, proceeding, or alternative dispute resolution mechanism arising as a result of his or her service as a director or officer, to the fullest extent permitted by the laws of the State of Colorado. The Indemnification Agreements also establish various related procedures, processes and requirements.

The above description of the forms of Indemnification Agreement does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the form of Indemnification Agreement for the executive officers, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and to the form of Indemnification Agreement for the directors, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 2, 2017, the Board adopted the Company’s Third Amended and Restated Bylaws (the “Bylaws”). The amendments implement certain changes to the Bylaws to update and clarify the indemnification provisions of the Bylaws in accordance with the Indemnification Agreements and Colorado law. Among other things, the amendments:

•	authorize the Company to indemnify any “Proper Person” who is not a director of the Company to the fullest extent permitted by Colorado law (a “Proper Person” under the Bylaws is defined as “any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan.”);

•	authorize the Company to advance expenses incurred in defending an action, suit or proceeding arising in connection with service to the Company to any Proper Person that is a director of the Company upon (i) receipt of a written affirmation of the Proper Person’s good faith belief that he or she has met the standards of conduct required under the bylaws, (ii) receipt of an irrevocable undertaking by the Proper Person to repay the Company if it is determined that they are not entitled to indemnification, and (iii) a determination by the proper group that the facts then known to the group would not preclude indemnification; and

•	authorize the Company to advance expenses incurred in defending an action, suit or proceeding arising in connection with service to the Company to any Proper Person that is not a director of the Company to the fullest extent permitted by Colorado law, subject to receipt of an undertaking by the Proper Person to repay the Company if it is determined that the Proper Person is not entitled to indemnification.

The foregoing summary description of amendments to the Bylaws is not complete and is qualified in its entirety by the complete copy of the Third Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Third Amended and Restated Citizens, Inc. Bylaws, dated November 2, 2017

10.1	Form of Indemnification Agreement for Executive Officers

10.2	Form of Indemnification Agreement for Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
President and Chief Executive Officer

Date: November 8, 2017